SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 3, 2003

(Date of earliest event reported)

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219-3932

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5.    OTHER EVENTS

On March 3, 2003, Dominion Resources, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Barclays Capital Inc. and Salomon Smith Barney Inc., as Representatives named in the Underwriting Agreement for the sale of $300,000,000 aggregate principal amount of the Company’s 2003 Series D 5.00% Senior Notes Due 2013 and $300,000,000 aggregate principal amount of the Company’s 2003 Series E 6.30% Senior Notes Due 2033. Such Senior Notes, which are designated the 2003 Series D 5.00% Senior Notes Due 2013 and 2003 Series E 6.30% Senior Notes Due 2033, are a portion of the $4.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on August 9, 2002 (File No. 333-97393). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

Forms of the Twentieth and Twenty-First Supplemental Indentures to the Company’s June 1, 2000 Senior Indenture, pursuant to which the 2003 Series D 5.00% Senior Notes Due 2013 and 2003 Series E 6.30% Senior Notes Due 2033 will be issued, are filed as Exhibits 4.2 and 4.3 to this Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Underwriting Agreement, dated March 3, 2003, between the Company and Barclays Capital Inc. and Salomon Smith Barney Inc., as Representatives named in the Underwriting Agreement.

4.1

Form of Senior Indenture, dated as of June 1, 2000, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4(iii) to the Company’s Registration Statement on Form S-3 (Registration No. 333-93187).

4.2

Form of Twentieth Supplemental Indenture to the Senior Indenture pursuant to which the 2003 Series D 5.00% Senior Notes Due 2013 will be issued. The form of the 2003 Series D 5.00% Senior Notes Due 2013 is included as Exhibit A to the form of the Twentieth Supplemental Indenture.

4.3

Form of Twenty-First Supplemental Indenture to the Senior Indenture pursuant to which the 2003 Series E 6.30% Senior Notes Due 2033 will be issued. The form of the 2003 Series E 6.30% Senior Notes Due 2033 is included as Exhibit A to the form of the Twenty-First Supplemental Indenture.

12	Ratio of Earnings to Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant
/s/ G. Scott Hetzer
G. Scott Hetzer Senior Vice President and Treasurer

Date:  March 4, 2003